Exhibit 99.1

Aytu BioScience to Optimize Capitalization in Support of Future Anticipated Uplisting of its Common Stock to a National Exchange

Shareholders Authorize Board of Directors to Effect a Reverse Split of the Company’s Common Stock

Englewood, CO – May 25, 2016 – Aytu BioScience, Inc. (OTCQX: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products in the field of urology, announced today that its shareholders voted to approve a proposal authorizing the Company’s Board of Directors to amend Aytu’s certificate of incorporation to effect a reverse split of the Company’s common stock, which is expected to enable Aytu to meet the initial listing requirements of a national stock exchange.

Specifically, Aytu shareholders authorized the Board of Directors to effect a reverse stock split of the Company’s outstanding common shares at an exchange ratio of not less than 1-for-4 and not more than 1-for-12. The final ratio and timing will be determined by the Company’s Board of Directors in relation to Aytu’s stock price, in an effort to retain maximum value for shareholders in advance of the planned uplisting. The changes are expected to occur during the first half of fiscal 2017, which for Aytu corresponds to the six month period ended December 31, 2016, to be followed by the uplisting of Aytu’s common stock onto one of the primary national exchanges.

Josh Disbrow, Chief Executive Officer of Aytu BioScience, Inc., stated, “A key component of our capital markets strategy has been to uplist Aytu’s stock to a national stock exchange as quickly as possible, and in line with our overall growth. Having now built a robust portfolio of complementary urology products with demonstrated revenue growth, preparing Aytu to list on a national exchange represents a significant step toward building long-term shareholder value by increasing visibility, liquidity, and interest among a broader and more diverse shareholder base.”

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products in the field of urology. The company currently markets two products: ProstaScint® (capromab pendetide), the only FDA-approved imaging agent specific to prostate cancer, and Primsol® (trimethoprim hydrochloride), the only FDA-approved trimethoprim-only oral solution for urinary tract infections. Aytu recently acquired exclusive U.S. rights to Natesto®, the first and only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”), which the company plans to launch in July 2016. Additionally, Aytu is developing MiOXSYS™, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside the U.S. where it is a CE Marked, Health Canada cleared product, and Aytu is conducting U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu’s strategy is to continue building its portfolio of revenue-generating urology products, leveraging its focused commercial team and expertise to build leading brands within well-established markets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the success of the strategy to list the common stock on a national securities exchange, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, our anticipated future cash position and future events under our current and potential future collaborations. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.